As filed with the Securities and Exchange Commission on February 1, 1999
                                                      Registration No. 333-61139
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-4

                          ----------------------------


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                            DOLLAR TREE STORES, INC.
             (Exact name of registrant as specified in its charter)


              VIRGINIA                                  54-1387365
   (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization)                   Identification No.)

                                500 Volvo Parkway
                              Chesapeake, VA 23320
                                 (757) 321-5000
                        (Address and telephone number of
                    registrant's principal executive offices)


                    H. Ray Compton, Executive Vice President
          500 Volvo Parkway, Chesapeake, Virginia 23320, (757) 321-5000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                            ------------------------

       COPIES TO:
      William A. Old, Jr., Esq.                   Tracy K. Edmonson, Esq.
       Hofheimer Nusbaum, P.C.                       Latham & Watkins
   999 Waterside Drive, Suite 1700           505 Montgomery Street, Suite 1900
       Norfolk, Virginia 23510                 San Francisco, ca 94111-2562
      Telephone: (757) 622-0613                  Telephone: (415) 395-8010
      Facsimile: (757) 629-0660                  Facsimile: (415) 395-8095

DE-REGISTRATION OF SECURITIES


         Dollar Tree Stores, Inc. ("Dollar Tree") hereby amends its Registration Statement on Form S-4 (No. 333-61139), effective November 10, 1998 (the "Registration Statement"), on which Dollar Tree registered 2,350,000 shares of its common stock to be issued by Dollar Tree pursuant to a Merger Agreement dated July 21, 1998 as amended by the Amendment to Merger Agreement dated October 20, 1998 (the "Merger Agreement"), among Dollar Tree, Dollar Tree West, Inc. (a wholly owned subsidiary of Dollar Tree) and Step Ahead Investments, Inc. ("Step Ahead").

         Dollar Tree expects to issue a total of 2,152,000 shares of its common stock pursuant to the Merger Agreement, including 324,000 shares of common stock of Dollar Tree issuable upon exercise of outstanding stock options granted under Step Ahead Investments, Inc. Long-Term Incentive Plan, as amended, and 165,000 shares of Dollar Tree's common stock issuable upon exercise of stock options granted pursuant to the Dollar Tree Stores, Inc. 1998 Special Stock Option Plan. This Post-Effective Amendment No. 2 is filed to de-register the shares of common stock of Dollar Tree to the extent they will not be issued in connection with the Merger Agreement. Therefore, a total of 198,000 shares of Dollar Tree's common stock are to be de-registered upon the filing of this Post-Effective Amendment No. 2.



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





                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this post-effective amendment no. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on the 1st day of February, 1999.

                            DOLLAR TREE STORES, INC.



                            By  /s/ Frederick C. Coble
                               --------------------------
                               Frederick C. Coble
                               Senior Vice President - Chief Financial Officer



         Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


SIGNATURE                 TITLE                                 DATE


             *            Chairman of the Board; Director       February 1, 1999
----------------------
  J. Douglas Perry


             *            President and Chief Executive         February 1, 1999
----------------------
  Macon F. Brock, Jr.     Officer; Director (principal
                          executive officer)


             *            Executive Vice President; Secretary   February 1, 1999
----------------------
  H. Ray Compton          Treasurer and Director



/s/ Frederick C. Coble    Senior Vice President and Chief       February 1, 1999
----------------------
  Frederick C. Coble      Financial Officer (principal
                          financial and accounting officer)

             *            Vice Chairman; Director               February 1, 1999
----------------------
  John F. Megrue



             *            Director                              February 1, 1999
----------------------
  Allan W. Karp



             *            Director                              February 1, 1999
----------------------
  Thomas A. Saunders, III



             *            Director                              February 1, 1999
----------------------
  Alan L. Wurtzel



             *            Director                              February 1, 1999
----------------------
  Frank Doczi




By:/s/ Frederick C. Coble    As attorney in fact                February 1, 1999
   -----------------------
    Frederick C. Coble


                                      II-2